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                                                                   EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        PACKAGING CORPORATION OF AMERICA

                             A Delaware Corporation

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware, County of New Castle. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors (the "Board" or the "Board of Directors").

      Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the chief executive officer or the president of the Corporation; provided, that if the chief executive officer or the president does not act, the Board of Directors shall determine the date, time and place of such meeting.

      Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Board of Directors, the chief executive officer or the president and shall be called by the chief executive officer or the president upon the written request of holders of shares entitled to cast not less than a majority in voting power of the outstanding shares of common stock of the Corporation, such written request shall state the purpose or purposes of the meeting and shall be delivered to the chief executive officer or the president.


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      Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

      Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If sent by facsimile transmission, such notice shall be deemed to be delivered when the facsimile transmission is promptly confirmed by telephone confirmation thereof. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

      Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 8. Vote Required. All matters and questions (other than the election of directors) shall, unless otherwise provided by the certificate of incorporation of the Corporation, these by-laws, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise provided


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by law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

      Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the Corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to cast one (1) vote in person or by proxy for each share of common stock held by such stockholder.

      Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person granting the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person granting the proxy. At each meeting of the stockholders, and before any voting commences, all proxies submitted at or before the meeting shall be submitted to the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

      Section 11. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders


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who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided herein. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, subject to the General Corporation Law of the State of Delaware.

      Section 2. Size and Composition. The number of directors shall be established from time to time by resolution of the Board except that until such time when the Stockholders Agreement, dated April 12, 1999, among TPI, PCA and the Corporation (as may be amended from time to time, the "Stockholders Agreement") or Section 3.3 thereof is no longer effective and enforceable against the parties thereto or until such time when the Stockholders Agreement or Section 3.3 thereof is terminated, whether by its terms, by agreement of the parties thereto or by operation of law, the composition of the Board shall be as follows: The Board shall consist initially of six individuals of which (i) two directors shall be designated in writing by Tenneco Packaging, Inc., a Delaware corporation ("TPI"); (ii) three directors shall be designated in writing by PCA Holdings LLC, a Delaware limited liability company ("PCA"); and (iii) the remaining director shall be the Chief Executive Officer of the Corporation (the "CEO Director"). The directors in the preceding clause (i) (the "TPI Directors") and in the preceding clause (ii) (the "the PCA Directors") sometimes are referred to collectively as the "TPI/PCA Directors." TPI and PCA, as the holders of the Junior Preferred Stock and thus entitled to elect the CEO Director, shall: (x) at each election of directors (or filling of a vacancy with respect to the CEO Director), elect the individual then serving as the Chief Executive Officer of the Corporation as the CEO Director; and (y) remove the CEO Director if the CEO Director ceases to serve as the Chief Executive Officer of the Corporation. The size and composition of the board of directors or similar governing body of each Subsidiary of the Corporation (each, a "Subsidiary Board") and the manner in which the initial members and any subsequent members (including any subsequent member selected or appointed to fill a vacancy) of any such Subsidiary Board will be the same as that of the Board. Capitalized terms used in this Article III and Article VIII herein but not otherwise defined herein shall have the meanings ascribed to them under the Stockholders Agreement. If directed by PCA, a representative of J.P. Morgan & Co. shall be entitled to attend meetings of (and receive information provided to the directors of) the Board and each Subsidiary Board; provided, however, that such representative shall not be or have any rights of a director of the Board or any Subsidiary Board. Anything to the contrary contained herein notwithstanding, the rights of each of TPI and PCA under this Section 2 to designate directors as provided herein shall not be assignable (by operation of law, the transfer of Shares or otherwise) without the prior written consent of the other; provided, however, that each of TPI and PCA shall


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be entitled to assign its rights to designate directors as provided herein to one of its Affiliates that is (or becomes) a Stockholder without the prior written consent of the other.

      Section 3. Term; Removal; Vacancies. The members of the Board other than the CEO Director shall hold office at the pleasure of the Stockholders (or group of Stockholders) which designated them. Any such Stockholder may at any time, by written notice to the other Stockholders and the Corporation, remove (with or without cause) any member of the Board designated by such Stockholders other than the CEO Director. Subject to applicable law, no member of the Board may be removed except by written request by the Stockholders that designated the same. In the event a vacancy occurs on the Board for any reason, the vacancy will be filled by the written designation of the Stockholder(s) entitled to designate the director creating the vacancy.

      Section 4. Notice; Quorum. Meetings of the Board may be called upon three days' prior written notice to all directors stating the purpose or purposes thereof. Such notice shall be effective upon receipt, in the case of personal delivery or facsimile transmission, and five business days after deposit with the U.S. Postal Service, postage prepaid, if mailed. The presence in person of three of the five TPI/PCA Directors shall be necessary to constitute a quorum for the transaction of business at any special, annual or regular meeting of the Board. Each Stockholder shall use its reasonable efforts to ensure that a quorum is present at any duly convened meeting of the Board. If at any meeting of the Board a quorum is not present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum is obtained.

      Section 5. Voting. Except as otherwise expressly provided by the Stockholders Agreement, the certificate of incorporation or these by-laws, the act of a majority of the members of the Board present and entitled to vote at any meeting at which a quorum is present shall constitute an act of the Board. Notwithstanding anything to the contrary contained herein, so long as the applicable provision of Section 3.6 of the Stockholders Agreement is effective and enforceable against the parties thereto and has not terminated or expired (whether by its terms, by agreement of the parties thereto or by operation of law): (a) the following matters shall require, in addition to any other vote required by applicable law, the affirmative vote of at least four of the five TPI/PCA Directors; (b) the Corporation shall not directly or indirectly take, and shall not permit any of its Subsidiaries to directly or indirectly take, any of the following actions without first obtaining such approval; and (c) PCA shall not cause or, to the extent reasonably within PCA's control, permit the Corporation or any of its Subsidiaries to take any of the following actions without first obtaining such approval:

            (i) (a) the approval of any annual business plan and budget for the Corporation and its Subsidiaries ("Annual Business Plan"), (b) any material change to an approved Annual Business Plan, and (c) engaging in or the ownership or operation of any activities or business by the Corporation and/or any of its Subsidiaries which are not within the Business Scope (as such term is defined in the Stockholders Agreement);

            (ii) subject to Section 275(c) of the General Corporation Law of the State of Delaware, any dissolution or liquidation of the Corporation;

            (iii) (a) during the period from April 12, 1999 through April, 11, 2000, any amendment of the certificate of incorporation, articles of incorporation, by-laws or other


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      governing documents of the Corporation or any of its Subsidiaries (other than such amendment which may be necessary in connection with other actions (or inactions) which would be permissible under the Stockholders Agreement but for this clause (a)); and (b) after April 11, 2000, any amendment of the certificate of incorporation, articles of incorporation, by-laws or other governing documents of the Corporation or any of its Subsidiaries which would: (1) treat any TPI Holder disproportionately vis-a-vis any PCA Holder; (2) place any restriction or limitation on the ability of any TPI Holder to directly or indirectly sell, assign, pledge, encumber, hypothecate, dispose of or otherwise transfer ("Transfer") all or any portion of its Shares or reduce the consideration received or to be received by such TPI Holder in connection with such Transfer; or (3) cause such governing documents, taken as a whole, to be less favorable to any stockholder than the governing documents typical of a publicly-traded company engaged in a business within the Business Scope;

            (iv) any merger, consolidation, reorganization (except as provided in ss.253 of the General Corporation Law of the State of Delaware and except for a merger, consolidation or reorganization in which the consideration to be received by TPI is cash, publicly-traded securities or a combination thereof and in which TPI Holders are not treated disproportionately or differently than PCA Holders) or the issuance of capital stock or other securities of the Corporation or any of its Subsidiaries (other than the formation of or issuance of securities of a wholly-owned Subsidiary, the issuance of up to the number of shares of common stock equal to the Share Performance Plan Amount pursuant to the Share Performance Plan and other than issuances of a number of shares of common stock which, on a cumulative basis, does not exceed 5% of the number of shares of common stock outstanding as of April 12, 1999 and other than issuances pursuant to the Management Buy-In);

            (v) the sale, transfer, exchange, license, assignment or other disposition by the Corporation and/or any of its Subsidiaries of assets having a fair market value exceeding $32.5 million in any transaction or series of related transactions (excluding sales of inventory and other assets in the ordinary course of business and timberlands sales pursuant to Section 5.2 of the Stockholders Agreement), except in each case for Permitted Encumbrances;

            (vi) the acquisition of assets (tangible or intangible) by the Corporation and/or any of its Subsidiaries (including any capital expenditure not included in the approved Annual Business Plan) for an acquisition price exceeding $32.5 million in value in any transaction or series of related transactions (excluding acquisitions of inventory and other assets in the ordinary course of business);

            (vii) the acquisition of another Person or an existing business from another Person in any transaction or series of related transactions or the entry into any partnership or formal joint venture or similar arrangement involving an acquisition price or investment exceeding $32.5 million in value;

            (viii) the refinancing of existing indebtedness, amendment of any existing loan or financing arrangement or incurrence of any new indebtedness by the Corporation and/or any


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      of its Subsidiaries on terms which either: (a) are, taken as a whole, less favorable to the Corporation and its Subsidiaries than the terms then reasonably available in the financial markets to similarly situated borrowers; (b) place any restriction or limitation on the ability of any TPI Holder to Transfer all or any portion of its Shares; or (c) include any event of default or other materially adverse consequence to the Corporation and/or any of its Subsidiaries (including, for example, an increase in the interest rate) as a result of a sale of all or a portion of any Stockholder's Shares;

            (ix) the making or guarantee by the Corporation or any of its Subsidiaries of any loan or advance to any Person except: (a) in the ordinary course of business; (b) to a wholly-owned Subsidiary; (c) for advances to employees in amounts not to exceed $500,000 to any one individual and $7.5 million in the aggregate; (d) for loans or advances made in connection with any acquisition of the business, capital stock or assets or any other Person that is otherwise permitted or approved as provided by this Section 5; and (e) guarantees, loans and advances in connection with the Management Buy-In and Share Performance Plan, not to exceed $15 million in the aggregate;

            (x) the entry into, or amendment of, contracts or other transactions between the Corporation and/or any of its Subsidiaries, on the one hand, and a Stockholder or any Affiliate thereof, on the other hand, except for:
      (a) ancillary agreements and other agreements and instruments delivered in connection with the closing of the Contribution Agreement by and among TPI, PCA and the Corporation, dated January 25, 1999, as amended by the Letter Agreement, dated April 12, 1999, by and among TPI, PCA and the Corporation (the "Contribution Agreement"); and (b) contracts, amendments and transactions which are no less favorable to the Corporation and its Subsidiaries than could be obtained from TPI or its Affiliates or Independent Third Parties negotiated on an arms-length basis;

            (xi) the direct or indirect redemption, retirement, purchase or other acquisition of any equity securities of the Corporation or any of its Subsidiaries (other than securities of its wholly-owned Subsidiary) except for pro rata redemptions with respect to the proceeds received from the disposition of the timberlands or any of the assets or operations related thereto or located thereon or pursuant to the provisions of agreements with employees of the Corporation or its Subsidiaries under which such equity securities were originally issued to such employees;

            (xii) the appointment of the members of any committee of the Board or any Subsidiary Board, unless at least one member of such committee is a director who was designated by TPI;

            (xiii)(a) the creation of any Subsidiary, unless: (1) all of the equity interests of such Subsidiary are owned by the Corporation, or by another Subsidiary in which all the equity interests of such other Subsidiary are owned directly or indirectly by the Corporation; and (2) the by-laws or similar governing documents of each such Subsidiary contain provisions regarding the size, composition, quorum requirements and voting of the board of directors equivalent to those provided for herein with respect to the Corporation; and (b) the Transfer of any equity interest in a Subsidiary other than to the Corporation or another


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      Subsidiary in which all the equity interests of such other Subsidiary are owned by the Corporation;

            (xiv) removal of the independent public auditors of the Corporation or a Subsidiary of the Corporation or appointment of any public auditors which are not one of the Big Five accounting firms; and

            (xv) delegation of any of the matters covered by any of clauses (i) through (xiv) above to any committee of the Board or committee of any Subsidiary Board.

            Notwithstanding the foregoing: (i) the approvals required by this
Section 5 with respect to any of the matters in subsections (ii) through (xv) above shall not apply to any matter included in an Annual Business Plan which has been approved pursuant to this Section 5; (ii) nothing in this Section 5 shall restrict the sale of the timberlands or any of the assets or operations related thereto or located thereon and (iii) nothing in this Section 5 shall restrict the issuances of management equity (representing in the aggregate up to 9.8% of the Corporation's outstanding Common Stock) and the related distribution of proceeds from such issuance and repurchases of the corresponding number of outstanding shares for such issuances as contemplated in the Contribution Agreement.

      Section 6. Telephonic Meetings; Written Consents. Except as may otherwise be provided by applicable law, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting pursuant to a written consent, in compliance with the General Corporation Law of the State of Delaware and Section 5 hereof and such written consent is filed with the minutes of the proceedings of the Board or such committee. Any meeting of the Board or any committee thereof may be held by conference telephone or similar communication equipment, so long as all Board or committee members participating in the meeting can hear one another clearly, and participation in a meeting by use of conference telephone or similar communication equipment shall constitute presence in person at such meeting.

      Section 7. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

      Section 8. Committees. Subject to Section 5 of this Article III, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise, subject to Section 5 of this Article III, the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      Section 9. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or otherwise


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provided in Section 5. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

      Section 10. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chief executive officer, a president, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the office of chief executive officer shall be filled as expeditiously as possible.

      Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

      Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

      Section 5. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.


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      Section 6. The Chief Executive Officer. The chief executive officer, if there shall be one, shall preside at all meetings of the stockholders and Board of Directors at which he is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these by-laws.

      Section 7. President. The president, if there shall be one, shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the Board of Directors, the chief executive officer or these by-laws may, from time to time, prescribe.

      Section 8. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or by the chief executive officer, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe.

      Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chief executive officer or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer, the president or secretary may, from time to time, prescribe.

      Section 10. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the chief executive officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe. If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the Corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer, the president or treasurer may, from time to time, prescribe.

      Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

      Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                    ARTICLE V

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the

Board of Directors of the Corporation. The right to indemnification conferred in this Article V shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemni fication to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within thirty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V.

      Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

      Section 7. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

      Section 8. Merger or Consolidation. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

      Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chief executive officer, the president or a vice-president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

      Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 4. Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      Section 5. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      Section 6. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. Except as otherwise required by applicable law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

      Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation and these by-laws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

      Section 3. Contracts. Except as otherwise provided in Article III, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 4. Loans. Except as otherwise provided in Article III, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

      Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 6. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

      Section 7. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

      Section 8. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

      Section 9. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VIII

                                   AMENDMENTS

      These by-laws may be amended, altered, or repealed and new by-laws adopted:

      (i) during the period prior to April 12, 2000, at any meeting of the Board of Directors upon the affirmative vote of at least four of the five TPI/PCA Directors and thereafter, at any meeting of the Board of Directors, upon the affirmative vote of a majority of the directors; except that, the foregoing notwithstanding, prior to the termination or expiration of Section 3.6 of the Stockholders Agreement (whether by its terms, by agreement of the parties thereto or by operation of law) or until such time when such Section is no longer valid and enforceable against the parties thereto, the affirmative vote of four out of five TPI/PCA Directors shall be required with respect to any amendment to these by-laws which would (a) treat any TPI Holder disproportionately more adversely vis-a-vis any PCA Holder; (b) place any restriction on the ability of any TPI Holder to Transfer, directly or indirectly, all or any portion of its Shares or reduce the consideration received or to be received therefor in connection with such Transfer or (c) cause these by-laws, taken as a whole, to be less favorable to any stockholder than by-laws typical of a publicly-traded company engaged in business within the Business Scope; or

      (ii) by the stockholders of the Corporation upon the approval thereof by the holders of at least 82.6% of the outstanding shares of common stock of the Corporation.